Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Second Quarter 2025 Results
Omnicell delivers strong second quarter financial results
Results exceed previously issued second quarter 2025 guidance for revenues, non-GAAP EBITDA and non-GAAP EPS
Raises full year 2025 total revenues, non-GAAP EBITDA and non-GAAP EPS guidance

FORT WORTH, Texas -- July 31, 2025 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy and nursing care delivery model, today announced results for its second quarter ended June 30, 2025.
“We are pleased to deliver another quarter of strong financial performance, with total revenues, non-GAAP EPS and non-GAAP EBITDA for second quarter 2025 all exceeding the upper end of our previously provided guidance,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “During the quarter, we saw broad demand across our range of solutions, with notable strength coming from our point-of-care connected devices, including our XT Series automated dispensing cabinets and the XTExtend console, a part of our XT Amplify program. In parallel, we continued to work to drive the innovation that our customers have come to expect, most recently with the introduction of our MedTrack RFID Line and MedVision inventory management solution. Our unwavering focus on improving clinical and operational outcomes guides everything we do at Omnicell, and we believe that this continues to resonate with current and prospective customers across the entire continuum of care.”
Financial Results
Total revenues for the second quarter of 2025 were $291 million, up $14 million, or 5%, from the second quarter of 2024. The year-over-year increase in total revenues was driven by strength in our connected devices, technical services, SaaS and Expert Services, and consumables revenues.
Total GAAP net income for the second quarter of 2025 was $6 million, or $0.12 per diluted share. This compares to GAAP net income of $4 million, or $0.08 per diluted share, for the second quarter of 2024.
Total non-GAAP net income for the second quarter of 2025 was $21 million, or $0.45 per diluted share. This compares to non-GAAP net income of $24 million, or $0.51 per diluted share, for the second quarter of 2024.
Total non-GAAP EBITDA for the second quarter of 2025 was $38 million. This compares to non-GAAP EBITDA of $40 million for the second quarter of 2024.
Balance Sheet
As of June 30, 2025, Omnicell’s balance sheet reflected cash and cash equivalents of $399 million, total debt (net of unamortized debt issuance costs) of $342 million, and total assets of $2.1 billion. Cash flows provided by operating activities in the second quarter of 2025 totaled $43 million. This compares to cash flows provided by operating activities totaling $59 million in the second quarter of 2024.
As of June 30, 2025, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.
Corporate Highlights
•In May, we held Omnicell Illuminate 2025, a hybrid in-person and virtual educational and networking event that aims to showcase best practices for technology-driven pharmacy and nursing care, where we announced Omnicell’s latest outcomes-centric offerings – MedVision and MedTrack/MedTrack - OR. This is our fifth year hosting this important event that is uniquely focused on advancing solutions for pharmacy and nursing care challenges.
•In conjunction with the Illuminate 2025 event, we hosted customers and industry leaders for the grand opening of our new Innovation Lab in Austin, Texas. This dedicated space is intended to allow Omnicell engineers to focus on developing new concepts and allows for quick testing of the feasibility, viability, and potential impact of new solutions that are being designed to solve evolving challenges faced by the healthcare industry.
•We’re pleased to announce that in June 2025, OmniSphere, the Company’s next-generation, cloud native, software workflow engine and data platform, has successfully received HITRUST CSF (Common Security Framework) i1 certification. This certification demonstrates that our cloud platform adheres to the stringent standards and requirements of one of the most trusted security assessment leaders in the healthcare sector and complements our existing HITRUST i1 certification for our suite of medication management solutions.
•In June 2025, we hosted our inaugural IV TRUST Summit (Transforming Robotics for Unifying Safety and Technology), bringing together industry leaders, patient safety advocates, and policy advisors to explore opportunities for improving patient safety through automation. The IV TRUST Summit sought to provide numerous takeaways that are expected to help drive the adoption of IV compounding automation forward.
2025 Guidance
The table below summarizes Omnicell’s third quarter and updated full year 2025 guidance. Given the strength of our first half 2025 performance and visibility into the second half of the year, we are reaffirming our full year 2025 product bookings and Annual Recurring Revenue outlook and modestly increasing our full year 2025 total revenues, non-GAAP EBITDA and non-GAAP EPS guidance.

	Q3 2025	2025
Product Bookings	Not provided	$500 million - $550 million
Annual Recurring Revenue	Not provided	$610 million - $630 million
Total Revenues	$290 million - $300 million	$1.130 billion - $1.160 billion
Product Revenues	$165 million - $170 million	$625 million - $640 million
Service Revenues	$125 million - $130 million	$505 million - $520 million
Technical Services Revenues	Not provided	$245 million - $250 million
SaaS and Expert Service Revenues	Not provided	$260 million - $270 million
Non-GAAP EBITDA	$28 million - $32 million	$130 million - $145 million
Non-GAAP Earnings Per Share	$0.30 - $0.37	$1.40 - $1.65
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, July 31, 2025, at 8:30 a.m. ET to discuss second quarter 2025 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 3131192. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.
__________________________________________________

About Omnicell
Since 1992, Omnicell has been committed to transforming pharmacy and nursing care through outcomes-centric solutions designed to deliver clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics and smart devices, intelligent software workflows, and data and analytics, all optimized by expert services, Omnicell solutions are helping healthcare facilities worldwide to uncover cost savings, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry-defined vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions, including, our XT Amplify program (XTExtend), our MedTrack RFID Line (MedVision and MedTrack/MedTrack - OR) and Omnisphere and the related objectives and expected benefits (and any implied financial impact); our ability to deliver, and our customers’ receptivity to innovation that is designed to improve clinical and operational outcomes; and statements about Omnicell’s strategy, plans, objectives, promise and purpose, vision, goals, opportunities, and market or Company outlook. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) our international operations may subject us to additional risks, including from the impact of tariffs, (vi) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) risks related to the incorporation of artificial intelligence technologies, including generative or agentic AI technologies, into our products, services and processes or our vendors offerings, (xii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiii) covenants in our credit agreement could restrict our business and operations, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same; (xvi) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvii) risks associated with operating in foreign countries, (xviii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xix) Omnicell’s ability to protect its intellectual property, (xx) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b) and e) below; non-GAAP operating expenses excludes from its GAAP equivalents items a), b), c), e), f), g), and h) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), e), f), g), and h) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through h) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line. For the period ended June 30, 2024, those charges consisted primarily of inventory write-down, severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Executives transition costs. We excluded from our non-GAAP results the transition costs associated with the departure of a certain executive officer, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. Additionally, in a period of net loss, GAAP diluted shares are further adjusted for certain shares whose effect would be dilutive in a period of net income. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.

Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues:
Product revenues	$163,172	$156,580	$308,340	$289,875
Service revenues	127,390	120,208	251,890	233,064
Total revenues	290,562	276,788	560,230	522,939
Cost of revenues:
Cost of product revenues	91,919	99,381	177,504	191,822
Cost of service revenues	70,965	63,056	144,112	124,143
Total cost of revenues	162,884	162,437	321,616	315,965
Gross profit	127,678	114,351	238,614	206,974
Operating expenses:
Research and development	21,573	21,102	42,099	43,158
Selling, general, and administrative	97,985	90,025	200,014	182,439
Total operating expenses	119,558	111,127	242,113	225,597
Income (loss) from operations	8,120	3,224	(3,499)	(18,623)
Interest and other income (expense), net	2,333	4,973	4,422	8,989
Income (loss) before income taxes	10,453	8,197	923	(9,634)
Provision for income taxes	4,814	4,462	2,307	2,307
Net income (loss)	$5,639	$3,735	$(1,384)	$(11,941)
Net income (loss) per share:
Basic	$0.12	$0.08	$(0.03)	$(0.26)
Diluted	$0.12	$0.08	$(0.03)	$(0.26)
Weighted-average shares outstanding:
Basic	46,788	45,953	46,692	45,842
Diluted	46,986	46,036	46,692	45,842

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$399,004	$369,201
Accounts receivable and unbilled receivables, net	232,682	256,398
Inventories	105,784	88,659
Prepaid expenses	29,023	25,942
Other current assets	78,283	75,293
Total current assets	844,776	815,493
Property and equipment, net	118,954	112,692
Long-term investment in sales-type leases, net	53,957	52,744
Operating lease right-of-use assets	28,255	25,607
Goodwill	738,488	734,727
Intangible assets, net	177,349	188,266
Long-term deferred tax assets	59,805	57,469
Prepaid commissions	51,884	54,656
Other long-term assets	72,028	79,306
Total assets	$2,145,496	$2,120,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,414	$51,782
Accrued compensation	51,704	60,307
Accrued liabilities	151,876	167,895
Deferred revenues	153,597	141,370
Convertible senior notes, net	174,801	174,324
Total current liabilities	594,392	595,678
Long-term deferred revenues	80,447	76,123
Long-term deferred tax liabilities	1,313	1,108
Long-term operating lease liabilities	30,760	31,123
Other long-term liabilities	7,971	7,218
Convertible senior notes, net	166,994	166,397
Total liabilities	881,877	877,647
Total stockholders’ equity	1,263,619	1,243,313
Total liabilities and stockholders’ equity	$2,145,496	$2,120,960

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024

Operating Activities
Net loss	$(1,384)	$(11,941)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,582	42,090
Loss on disposal of assets	292	221
Share-based compensation expense	21,316	18,672
Deferred income taxes	(2,131)	(7,948)
Amortization of operating lease right-of-use assets	3,905	3,900
Inventory write-down	—	5,393
Amortization of debt issuance costs	1,461	1,943
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	25,863	10,898
Inventories	(15,935)	11,160
Prepaid expenses	(3,081)	3,750
Other current assets	(4,526)	5,868
Investment in sales-type leases	(1,367)	(8,056)
Prepaid commissions	2,772	2,532
Other long-term assets	4,684	1,218
Accounts payable	10,689	4,751
Accrued compensation	(8,603)	(2,814)
Accrued liabilities	(14,883)	9,247
Deferred revenues	15,103	22,085
Operating lease liabilities	(5,831)	(5,512)
Other long-term liabilities	753	1,196
Net cash provided by operating activities	68,679	108,653
Investing Activities
External-use software development costs	(8,709)	(7,381)
Purchases of property and equipment	(22,953)	(18,508)
Net cash used in investing activities	(31,662)	(25,889)
Financing Activities
Proceeds from issuances under stock-based compensation plans	8,266	8,141
Employees’ taxes paid related to restricted stock units	(3,352)	(1,291)
Common stock repurchases	(15,652)	—
Change in customer funds, net	3,307	(11,552)
Net cash used in financing activities	(7,431)	(4,702)
Effect of exchange rate changes on cash and cash equivalents	3,300	(802)
Net increase in cash, cash equivalents, and restricted cash	32,886	77,260
Cash, cash equivalents, and restricted cash at beginning of period	398,614	500,979
Cash, cash equivalents, and restricted cash at end of period	$431,500	$578,239
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$399,004	$556,781
Restricted cash included in other current assets	32,496	21,458
Cash, cash equivalents, and restricted cash at end of period	$431,500	$578,239

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$127,678	$114,351	$238,614	$206,974
GAAP gross margin	43.9%	41.3%	42.6%	39.6%
Share-based compensation expense	1,207	1,620	2,925	3,175
Amortization of acquired intangibles	987	970	1,994	2,090
RDS restructuring	—	5,348	—	8,044
Non-GAAP gross profit	$129,872	$122,289	$243,533	$220,283
Non-GAAP gross margin	44.7%	44.2%	43.5%	42.1%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$119,558	$111,127	$242,113	$225,597
GAAP operating expenses % to total revenues	41.1%	40.1%	43.2%	43.1%
Share-based compensation expense	(9,323)	(8,411)	(18,391)	(15,497)
Amortization of acquired intangibles	(4,314)	(4,702)	(9,035)	(9,542)
Acquisition-related expenses	(182)	(246)	(364)	(492)
RDS restructuring	—	(291)	—	(867)
Legal and regulatory expenses	—	—	(2,700)	—
Management severance costs	—	—	(562)	—
Executives transition costs	—	—	(968)	—
Non-GAAP operating expenses	$105,739	$97,477	$210,093	$199,199
Non-GAAP operating expenses as a % of total revenues	36.4%	35.2%	37.5%	38.1%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$8,120	$3,224	$(3,499)	$(18,623)
GAAP operating income (loss) % to total revenues	2.8%	1.2%	(0.6)%	(3.6)%
Share-based compensation expense	10,530	10,031	21,316	18,672
Amortization of acquired intangibles	5,301	5,672	11,029	11,632
Acquisition-related expenses	182	246	364	492
RDS restructuring	—	5,639	—	8,911
Legal and regulatory expenses	—	—	2,700	—
Management severance costs	—	—	562	—
Executives transition costs	—	—	968	—
Non-GAAP income from operations	$24,133	$24,812	$33,440	$21,084
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	8.3%	9.0%	6.0%	4.0%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$5,639	$3,735	$(1,384)	$(11,941)
Share-based compensation expense	10,530	10,031	21,316	18,672
Amortization of acquired intangibles	5,301	5,672	11,029	11,632
Acquisition-related expenses	182	246	364	492
RDS restructuring	—	5,639	—	8,911
Legal and regulatory expenses	—	—	2,700	—
Management severance costs	—	—	562	—
Executives transition costs	—	—	968	—
Amortization of debt issuance costs	726	972	1,461	1,943
Tax effect of the adjustments above (a)	(1,304)	(2,631)	(3,588)	(4,825)
Non-GAAP net income	$21,074	$23,664	$33,428	$24,884

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,986	46,036	46,692	45,842
Shares - diluted non-GAAP	46,986	46,036	47,008	45,905

GAAP net income (loss) per share - diluted	$0.12	$0.08	$(0.03)	$(0.26)
Share-based compensation expense	0.23	0.22	0.46	0.42
Amortization of acquired intangibles	0.11	0.12	0.23	0.25
Acquisition-related expenses	0.00	0.01	0.01	0.01
RDS restructuring	—	0.12	—	0.19
Legal and regulatory expenses	—	—	0.06	—
Management severance costs	—	—	0.01	—
Executives transition costs	—	—	0.02	—
Amortization of debt issuance costs	0.02	0.02	0.03	0.04
Tax effect of the adjustments above (a)	(0.03)	(0.06)	(0.08)	(0.11)
Non-GAAP net income per share - diluted	$0.45	$0.51	$0.71	$0.54

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$5,639	$3,735	$(1,384)	$(11,941)
Share-based compensation expense	10,530	10,031	21,316	18,672
Interest (income) and expense, net	(3,103)	(6,073)	(5,908)	(11,788)
Depreciation and amortization expense	19,587	20,837	39,582	42,090
Acquisition-related expenses	182	246	364	492
RDS restructuring	—	5,639	—	8,911
Legal and regulatory expenses	—	—	2,700	—
Management severance costs	—	—	562	—
Executives transition costs	—	—	968	—
Amortization of debt issuance costs	726	972	1,461	1,943
Provision for income taxes	4,814	4,462	2,307	2,307
Non-GAAP EBITDA	$38,375	$39,849	$61,968	$50,686
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	13.2%	14.4%	11.1%	9.7%
______________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2025 and 2024.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$42,755	$58,700	$68,679	$108,653
External-use software development costs	(4,142)	(3,998)	(8,709)	(7,381)
Purchases of property and equipment	(11,781)	(9,551)	(22,953)	(18,508)
Non-GAAP free cash flow	$26,832	$45,151	$37,017	$82,764